UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 18, 2014

ARC LOGISTICS PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-36168	36-4767846
(Commission File Number)	(IRS Employer Identification No.)

725 Fifth Avenue, 19th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 993-1290

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Arc Logistics Partners LP (the “Partnership”) has taken certain actions in order to grant phantom unit awards to its directors, officers, employees and certain consultants. The awards are consistent with the terms and conditions of the Arc Logistics Long Term Incentive Plan (the “Plan”) that was previously disclosed to the Partnership’s unitholders. Although disclosure with respect to such phantom unit awards is not required under Item 5.02(e) of Form 8-K, the Partnership is electing to voluntarily report under Item 8.01 the following information relating to such phantom unit awards.

Phantom Unit Awards

The board of directors (the “Board”) of Arc Logistics GP LLC (the “General Partner”), the general partner of the Partnership, established a compensation committee of the Board (the “Committee”) and appointed the Committee to administer the Plan. On July 18, 2014, the Committee approved forms of phantom unit award agreements for use under the Plan for initial grants to directors (the “Director Award Agreement”), and to officers, employees and certain consultants (the “Employee Award Agreement”) of the General Partner and its affiliates (the Employee Award Agreement and Director Award Agreement are referred to as, collectively, the “Award Agreements”).

The Committee has awarded (i) a total of 100,000 phantom units, ratably, to all directors of the Board (other than the Chairman of the Board, who also serves as an officer of the General Partner, and one other director) and (ii) approximately 840,000 phantom units to substantially all employees (including officers) of and certain consultants to the Partnership (and its subsidiaries) and its General Partner.

The phantom units awarded to the directors who received awards are subject to time-based vesting, and one-third (1/3rd) of the phantom units awarded to such directors will vest each year over a three-year period starting from the grant date of the award. The phantom units awarded to the employees, including all officers of the General Partner, and certain consultants (the units so awarded to each such individual, an “Employee Award”) are subject to performance-based vesting, and each Employee Award will vest as follows: 25% of an Employee Award will vest the day after the end of the Subordination Period (as defined in the Partnership’s limited partnership agreement); and the three (3) remaining 25% installments of an Employee Award will vest based on the date on which the Partnership has paid, for three consecutive quarters, distributions to its common and subordinated unitholders at or above a stated level, with 25% of the award vesting after distributions are paid at or above $0.4457 per unit, 25% of the award vesting after distributions are paid at or above $0.4845 per unit, and the last 25% of the award vesting after distributions are paid at or above $0.5814 per unit. Upon vesting under an Award Agreement, phantom units will be settled in common units of the Partnership, except that an award of less than 1,000 phantom units will be settled in cash. All recipients of the phantom unit awards are entitled under their respective Award Agreements to receive distribution equivalent rights, which entitles the recipient to receive distributions on his or her phantom units equivalent to the distributions paid on the Partnership’s common units, until such time as such recipient’s phantom units vest, are forfeited, or expire.

The phantom units awarded to the recipients thereof are subject to other material terms and conditions, including as to forfeiture or accelerated vesting, as set forth in the Award Agreement applicable to such recipient. The foregoing description of the Award Agreements does not purport to be complete and is qualified in its entirety by reference to the forms of the Employee Award Agreement and the Director Award Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit

10.1	Form of Phantom Unit Award Agreement (Employees) under the Arc Logistics Long Term Incentive Plan

10.2	Form of Phantom Unit Award Agreement (Directors) under the Arc Logistics Long Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC LOGISTICS PARTNERS LP

		By:	ARC LOGISTICS GP LLC, its General Partner

Date:	July 21, 2014	By:	/s/ BRADLEY K. OSWALD
Bradley K. Oswald
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Phantom Unit Award Agreement (Employees) under the Arc Logistics Long Term Incentive Plan

10.2	Form of Phantom Unit Award Agreement (Directors) under the Arc Logistics Long Term Incentive Plan